UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

(303) 626-8200

(Registrant’s telephone number, including
area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Southeast and Collins/Purvis Terminaling Services Agreement

On December 20, 2013, TransMontaigne Partners L.P. (“the Partnership”) and Morgan Stanley Capital Group Inc. (“Morgan Stanley”) entered into an amendment to the existing terminaling services agreement relating to the Partnership’s Southeast terminals.  Morgan Stanley indirectly controls TransMontaigne GP L.L.C., the Partnership’s general partner, which controls the Partnership.  Under the existing terms of the Southeast terminaling services agreement, Morgan Stanley has the right to terminate such agreement in its entirety at any time on or after December 31, 2015 with not less than twenty-four months’ prior notice.  The amendment to the Southeast terminaling services agreement provides that the agreement will terminate with respect to the Partnership’s Collins/Purvis Terminal on December 31, 2015, and will remain in effect with respect to the Partnership’s other Southeast terminals thereafter until terminated or expired in accordance with the existing terms of the Southeast terminaling services agreement.  The Partnership’s firmly committed quarterly revenues under the Southeast terminaling services agreement with respect to the Collins/Purvis Terminal are approximately $2.3 million.  If the Partnership is unable to re-contract the tanks at the Collins/Purvis Terminal in whole or in part, some or all of such revenue would be lost.  Although the Partnership cannot predict whether or when, and under what terms, the Partnership will be able to re-contract the tanks at the Collins/Purvis Terminal after December 31, 2015, management currently believes that adequate demand will continue for the use of these assets and expects that the Partnership will be able to re-contract some or all of the tanks at the Collins/Purvis Terminal for the same or greater total revenue.

The foregoing description of the amendment is qualified in its entirety by reference to (1) the Seventh Amendment to Terminaling Services Agreement — Southeast and Collins/Purvis, filed as Exhibit 10.1 to this report, which is incorporated herein by this reference, (2) the Sixth Amendment to Terminaling Services Agreement — Southeast and Collins/Purvis, filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Partnership with the United States Securities and Exchange Commission (the “SEC”) on July 17, 2013, which is incorporated herein by this reference, and (3) the Terminaling Services Agreement — Southeast and Collins/Purvis, dated January 1, 2008, between the Partnership and Morgan Stanley, which is incorporated herein by reference to Exhibit 10.16 of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 10, 2008. [Certain portions of such exhibit were omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 as promulgated under the Securities Exchange Act of 1934.]

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the prospects for our business or any of our services or our ability to re-contract with new or existing customers for some or all of the tanks at the Collins/Purvis Terminal, any statements preceded by, followed by or that include the words “may,” “seeks,” “believes,” “expects,” “anticipates,” “intends,” “continues,” “estimates,” “plans,” “targets,” “predicts,” “attempts,” “is scheduled,” or similar expressions, and other statements contained in this current report regarding matters that are not historical facts.  Our business and results of operations are subject to risks and uncertainties, many of which are beyond our ability to control or predict.  Because of these risks and uncertainties, actual results may differ materially from those expressed or implied by forward-looking statements, and investors are cautioned not to place undue reliance on such statements, which speak only as of the date thereof.  Important factors that could cause actual results to differ materially from our expectations are described in “Item 1A. Risk Factors” of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 12, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Seventh Amendment to Terminaling Services Agreement — Southeast and Collins/Purvis, dated as of December 20, 2013 by and between TransMontaigne Partners L.P. and Morgan Stanley Capital Group Inc.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.
	By:	TransMontaigne GP L.L.C.,
its general partner

Date: December 20, 2013

	By:	/s/ Michael A. Hammell
Michael A. Hammell
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Seventh Amendment to Terminaling Services Agreement — Southeast and Collins/Purvis, dated as of December 20, 2013 by and between TransMontaigne Partners L.P. and Morgan Stanley Capital Group Inc.